UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20649

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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ADDvantage Technologies Group, Inc.
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ADDvantage Technologies Group, Inc.
1221 East Houston
Broken Arrow, Oklahoma 74012

NOTICE OF ANNUAL MEETING

Date:                      Thursday, March 5, 2009

Time:                      9:00 A.M.

Place:                      Corporate Office of ADDvantage Technologies Group, Inc.
      1221 East Houston
          Broken Arrow, Oklahoma  74012

Matters to be voted on:
1.	Election of seven directors.

2.	Ratification of the appointment of HoganTaylor as our independent auditors for 2009.

3.	Any other business properly brought before the shareholders at the meeting.

Your vote at the annual meeting is important to us.  Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.  This proxy statement has information about the annual meeting and was prepared by our management and our Board of Directors.  This proxy statement is first being sent to shareholders on or about February 2, 2009.  Please note that our annual report accompanies this mailing of the proxy statement.

                                                                                                                   By Order of the Board of Directors,
                                                                                                                   /s/ Daniel E. O'Keefe, Vice President, Chief Operating Officer and Secretary
                                                                                                                   January 20, 2009

ADDVANTAGE TECHNOLOGIES GROUP, INC.
PROXY STATEMENT

ADDvantage Technologies Group, Inc.
1221 East Houston
Broken Arrow, Oklahoma 74012

PROXY STATEMENT FOR 2009 ANNUAL MEETING

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Who can attend the annual meeting?
All stockholders as of the record date, January 15, 2009.

Who can vote?
You can vote your shares of common stock if our records show that you owned the shares on January 15, 2009.  A total of 10,128,101 shares of common stock can vote at the annual meeting.  You get one vote for each share of common stock.  We do not recognize cumulative voting for the election of our directors.  The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?
Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting.  Sign and date the proxy card and mail it back to us in the enclosed envelope.  The proxyholders named on the proxy card will vote your shares as you instruct.  If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal.  Unless you instruct otherwise, the proxyholders will vote for each of the seven directors and for the ratification of the appointment of HoganTaylor as independent auditors.

What if other matters come up at the annual meeting?
The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting.  If other matters are properly presented at the meeting, any proxies returned to us will be voted as the proxyholders see fit.

Can I change my vote after I return my proxy card?
Yes.  At any time before the vote on a proposal, you can change your vote either by giving our Chief Financial Officer a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card.  We will honor the proxy card with the latest date.  Attendance at the annual meeting will not, by itself, revoke your proxy card.

Can I vote in person at the annual meeting rather than by completing the proxy card?
Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.  If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?
We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting.  If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.  Votes will be tabulated by an inspector of election appointed by our Board of Directors.  Abstentions from voting, which you may specify on the ratification of the appointment of HoganTaylor as independent auditors, will have the effect of a negative vote.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called “broker nonvotes”), the nominee may vote them on the proposals to elect directors and to ratify the appointment of HoganTaylor as our independent auditors.  Additionally, broker nonvotes will be counted as present to determine if a quorum exists.

What percentage of stock are the directors and executive officers entitled to vote at the annual meeting?
Together, they own 4,848,658 shares of our common stock, or 47.9% of the stock entitled to vote at the Annual Meeting.

Who are the largest principal stockholders?
Kenneth A. Chymiak, our President and Chief Executive Officer, beneficially owns 2,200,386 shares of our common stock, or 21.7% of the stock entitled to vote at the Annual Meeting.  David E. Chymiak, our Vice President and Chairman of the Board, beneficially owns 2,584,287 shares of our common stock, or 25.5% of the stock entitled to vote at the Annual Meeting.

Who pays for this proxy solicitation?
The accompanying proxy is solicited by and on behalf of our Board of Directors, and the entire cost will be paid by us.  In addition to sending you these materials, some of our employees may contact you by telephone, by mail or in person.  None of these employees will receive any extra compensation for doing this, but they may be reimbursed for their out-of-pocket expenses incurred while assisting us in soliciting your proxy.

IDENTIFICATION OF OFFICERS

We have four executive officers.  Our officers are elected by our Board of Directors and serve at the pleasure of the board.

David E. Chymiak

Biographical information for Mr. Chymiak, the Chairman of our Board since 1999, is set forth below in Proposal No. 1, Election of Directors.

Kenneth A. Chymiak

Biographical information for Mr. Chymiak, our President and Chief Executive Officer since 1999, is set forth below in Proposal No. 1, Election of Directors.

Daniel E. O'Keefe

Biographical information for Mr. O’Keefe, our Vice President, Chief Operating Officer and Secretary since September 15, 2008 and Vice President, Chief Financial Officer and Secretary from 2006 through September 15, 2008, is set forth below in Proposal No. 1, Election of Directors.

Scott A. Francis

Scott A. Francis, 41, has been our Vice President and Chief Financial Officer since September 15, 2008.  Mr. Francis has 19 years of finance and management experience.  Prior to joining ADDvantage, he served as a controller of accounting since 2004 at Vanguard Car Rental USA, Inc.  Prior to that, he served as manager of financial reporting for WilTel Communications, Inc. from 1997 through 2004.  Mr. Francis is a certified public accountant with a bachelor of business administration degree in accounting from Oklahoma State University.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table shows the number of shares of common stock beneficially owned (as of January 15, 2009) by:

•	each person known by us who beneficially owns more than 5% of any class of our voting stock;

•	each director and nominee for director;

•	each executive officer named in the Summary Compensation Table on page 18; and

•	our directors and executive officers as a group.

Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers of their shares.

Beneficial Ownership of Directors and Officers

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percent Of Class (1)

David E. Chymiak	2,604,287	(2)(7)	25.7%

Kenneth A. Chymiak	2,220,386	(2)(5)(7)	21.9%

Susan C. Chymiak	2,220,386	(2)(6)(7)	21.9%

Scott A. Francis	-		*

Thomas J. Franz	4,637		*

Paul F. Largess	2,337		*

James C. McGill	3,337		*

Daniel E. O’Keefe	29,837	(4)	*

Stephen J. Tyde	52,337	(3)(8)	*

All Executive Officers and Directors as a group (9 persons)	4,917,158	(9)	48.5%
____________________________
*  Less than one percent.

(1)
Shares which an individual has the right to acquire within 60 days pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table or the percentage ownership of all officers and directors as a group.

(2)   Includes 20,000 shares subject to stock options which are fully exercisable.
(3)   Includes 16,000 shares subject to stock options which are fully exercisable.
(4)	Includes 10,000 shares subject to stock options which are fully exercisable and 2,500 shares subject to stock options which will become exercisable on March 6, 2009.
(5)
Of the shares beneficially owned by Mr. Chymiak, 270,000 are held of record by him as trustee of the Ken Chymiak Revocable Trust and 1,796,000 are held of record by his spouse, Susan C. Chymiak as trustee of the Susan Chymiak Revocable Trust.  Mr. Chymiak has sole voting and investment power over those shares held of record by him.  Mr. Chymiak disclaims beneficial ownership of the shares held by his wife.

(6)
Of the shares beneficially owned by Ms. Chymiak, 1,796,000 are held of record by her as trustee of the Susan Chymiak Revocable Trust and 270,000 are held of record by her spouse, Kenneth A. Chymiak as trustee of the Ken Chymiak Revocable Trust.  Ms. Chymiak has sole voting and investment power over those shares held of record by her.  Ms. Chymiak disclaims beneficial ownership of the shares held by her husband.

(7)
Of the shares beneficially owned by Mr. David Chymiak, Mr. Kenneth Chymiak and Ms. Chymiak, 304,099 shares are owned by Chymiak Investment LLC.  Chymiak Investment LLC is equally-owned by Mr. David Chymiak, his spouse, Mr. Kenneth Chymiak and Ms. Chymiak.

(8)	Includes 17,000 shares owned by Mr. Tyde's wife.
(9)	Includes 68,500 shares subject to stock options, of which 66,000 are fully exercisable and 2,500 become exercisable on March 6, 2009.

Securities authorized for issuance under equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	210,850	$3.67	644,656
Equity compensation plans not approved by security holders	0	0	0
Total	210,850	$3.67	644,656

PROPOSAL NO. 1
ELECTION OF DIRECTORS

All seven members of our current Board of Directors are included as Nominees to be elected  at the annual meeting.  The directors will be elected for one-year terms expiring at the next annual meeting.  Our bylaws provide that our Board shall consist of not less than one nor more than nine directors, as determined from time to time by board resolution.  Our Board has established the number of directors for the 2009 year to be seven.

Vote Required.  The seven nominees receiving the highest number of votes will be elected.  Votes withheld for a nominee will not be counted.  You get one vote for each of your shares of common stock for each of the directorships.

Nominations.  At the annual meeting, we will nominate as directors the persons named in this proxy statement.  Although we do not know of any reason why one of these nominees might not be able to serve, our Board of Directors will propose a substitute nominee if any nominee is unavailable for election.

General Information About the Nominees.  All of the nominees are currently directors of ADDvantage.  Each has agreed to be named in this proxy statement and to serve as director if elected.  The ages listed for the nominees are as of January 15, 2009.

David E. Chymiak                                                          Director since 1999

David E. Chymiak, 63, has been the Chairman of our Board since 1999.  He is also the President and a director of our wholly owned subsidiary, Tulsat Corporation, which he acquired with Kenneth A. Chymiak in 1985.  David E. Chymiak is the brother of Kenneth A. Chymiak, our President and Chief Executive Officer.

Kenneth A. Chymiak                                                      Director since 1999

Kenneth A. Chymiak, 62, has been our President and Chief Executive Officer since 1999.  He has also been the Executive Vice President and a director of our wholly owned subsidiary, Tulsat Corporation, which he acquired with David E. Chymiak in 1985. Kenneth A. Chymiak is the brother of David E. Chymiak, our Chairman of the Board since 1999.

Paul F. Largess                                                              Director since August 2007

Paul F. Largess, 57, retired as Controller from CITGO Petroleum Corporation in 2006 after twenty-one years of service. His career at CITGO included a number of positions in accounting, finance and audit. Prior to joining CITGO, he worked for seven years as an auditor with Texaco and two years in public accounting. He holds a degree in accounting from The University of Tulsa and is a Certified Public Accountant.  In August 2007, Mr. Largess became Chairman of our Audit Committee.

Thomas J. Franz                                                             Director since August 2007

Thomas J. Franz, 50, is currently head of TJ Franz & Associates, a firm specializing in profitability and contract CFO consulting for small and medium sized businesses, which he founded in 2003.    For the 10 years prior, he served as Chief Financial Officer for several businesses and served in a Chief Operating Officer role as well.  From 1983 to 1993 Franz held several public accounting roles for clients in the banking, government, venture capital, not for profit and financial services industries.  Franz is a Certified Public Account with a bachelor of business administration degree from Oklahoma State University where he also received a masters degree in accounting.

James C. McGill                                                              Director since August 2007

James C. McGill, 65, has, since 1999, served as Chairman of the Board of MacroSolve, Inc., which does business as Anyware Mobile Solutions, a provider of remote end-user data services.  In addition, he is a board member of numerous organizations in the Tulsa, Oklahoma area. During his career, McGill has received 25 U.S. and foreign patents in the field of pollution control, and has extensive experience in helping to develop early-stage and emerging companies. McGill is a registered professional engineer, with a bachelor of science degree in chemical engineering from The University of Tulsa, where he graduated Cum Laude. He is a member of the University’s College of Engineering and Applied Sciences Hall of Fame.

Daniel E. O’Keefe                                                            Director since August 2007

Daniel, E. O’Keefe, 40, has been with ADDvantage since 2006.  His current role is Vice President, Chief Operating Officer and Secretary since September 15, 2008 and he was our Vice President, Chief Financial Officer and Secretary prior to that date. Mr. O'Keefe has 17 years of finance and management experience. Prior to joining us, O’Keefe served as the Corporate Controller for LinkAmerica Corporation from 1997 through 2001 and as President of Interstate Express, Inc., a LinkAmerica Company, from 2001 through 2005.   O’Keefe is a Certified Public Accountant with a bachelor of business administration degree in accounting from the University of Kansas.

Stephen J. Tyde                                                               Director since 1999

Stephen J. Tyde, 61, is the founder of The Pump & Motor Works, Inc., a re-manufacturer of industrial pumps, motors, transformers and switchgear (to 20,000 hp).  After 20 years in the turbo machinery business, Mr. Tyde started The Pump & Motor Works in 1989 and developed it to a multi-million dollar operation before his divestiture in 2001.  During that time, Mr. Tyde oversaw all aspects of the company and retained personal responsibility for financial planning, reporting and controls.  He continues to serve on a part-time basis as Vice President. Since 2001, Mr. Tyde has served as the sole owner and Chief Operating Officer of P&MW Holding, Inc., an industrial real estate company.  Mr. Tyde received an undergraduate degree in Business Administration from The Ohio State University, a Masters Degree in Business Administration from George Washington University, and has studied engineering at the University of Pittsburgh.  Mr. Tyde is the Chairman of our Corporate Governance and Nominating Committee and until August of 2007 he also served as the Chairman of our Audit and Compensation Committees.

The Board of Directors recommends a vote FOR the election of each nominee.

Board of Directors

Board Independence.  The Board of Directors has determined that Messrs. Franz, Largess, McGill and Tyde have no relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such individuals are independent under the rules and listing standards of The NASDAQ Stock Market (“NASDAQ”) and the rules of the Securities and Exchange Commission implemented in response to the Sarbanes-Oxley Act of 2002.

Committees of the Board.  The Board of Directors has three committees, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.  The following describes the functions and membership of each committee and the number of times it met during our fiscal year ended September 30, 2008:

AUDIT COMMITTEE

The functions and members of the Audit Committee are set forth below.  The members of the Audit Committee are Paul F. Largess (Chairman), Thomas J. Franz, James C. McGill and Stephen J. Tyde.  The Audit Committee met seven times during fiscal 2008.  Four of those meetings were held prior to the reporting of our quarterly financial results.

Function

•	Selects the firm that will serve as our independent auditors

•	Reviews scope and results of audits with independent auditors, compliance with any of our accounting policies and procedures and the adequacy of our system of internal controls

•	Oversees quarterly reporting

•	Performs the other functions listed in the Charter of the Audit Committee, a current copy of which may be found on our website at www.addvantagetech.com.

Report of the Audit Committee

The Audit Committee of our Board of Directors is comprised of four directors who are not officers.  Under currently applicable rules, each member is an independent director of our company under the rules of NASDAQ as well as under rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors.  The Audit Committee’s policy is to review and pre-approve all proposed engagements for audit or non-audit services rendered by our independent auditors.  Under its pre-approval policy, the Audit Committee approved 100% of the services provided by Hogan & Slovacek in 2008 as those services are described in the section entitled “Principal Accounting Fees and Services.”  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In connection with its function to oversee and monitor our financial reporting process, the Audit Committee has done the following:

•	selected Hogan & Slovacek as our independent accountants for the audit of the fiscal 2008 financial statements.

•	reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2008, with management;

•
discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380),adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; and

•
based on the reviews and discussions referred to above, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2008 for filing with the Securities and Exchange Commission (the “SEC”).

Thomas J. Franz	Paul F. Largess	James C. McGill	Stephen J. Tyde

Audit Committee Financial Expert

The SEC has adopted rules pursuant to the provisions of the Sarbanes-Oxley Act requiring audit committees to include an “audit committee financial expert,” defined as a person who has the following attributes:

1)	an understanding of generally accepted accounting principles and financial statements;

2)	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

3)
experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

4)	an understanding of internal control over financial reporting; and

5)	an understanding of audit committee functions.

The financial expert will have to possess all of the attributes listed above to qualify as an audit committee financial expert.

Our Board of Directors has determined that Thomas J. Franz, Paul F. Largess, James C. McGill and Stephen J. Tyde each meets the definitions of an audit committee financial expert as defined by the SEC in rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

COMPENSATION COMMITTEE

The members of the Compensation Committee are Stephen J. Tyde (Chairman), Thomas J. Franz and James C. McGill.  The Compensation Committee met twice during fiscal 2008.  The functions of the Compensation Committee are set forth below.

Functions

•	Evaluates performance and sets compensation and benefits of Chief Executive Officer and Chairman of the Board of Directors

•	Approves compensation and benefits programs of our other named executive officers

•	Approves compensation and benefits of our non-employee Board of Directors

•
Reviews with management the Compensation Discussion and Analysis (“CD&A”) and determines whether to recommend to the Board of Directors that the CD&A be included in the Company’s proxy statement for its annual meeting of shareholders.

•	Performs the other functions listed in the Charter of the Compensation Committee which may be found on our website at www.addvantagetech.com.

Composition and Delegation

The Compensation Committee of our Board of Directors is comprised of three directors who are not officers.  All functions of the Compensation Committee are to be performed by the Committee members and are not authorized to be delegated outside of the Committee.    Under currently applicable rules, each member is an “independent director” as defined under Rule 4200 of NASDAQ, a “non-employee director” (within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934) and satisfies the requirements of an “outside director” as defined by Section 162(m) of the Internal Revenue Code.

Compensation Discussion and Analysis

Objectives of Compensation Program

The Compensation Committee establishes and monitors the base salary of Kenneth A. Chymiak, President and Chief Executive Officer (CEO) and David E. Chymiak, Vice President and Chairman of the Board (Chairman).  The Committee is responsible for evaluating the overall performance of the CEO and Chairman on an annual basis and makes salary and incentive changes based on the results of the evaluation performed.  The Compensation Committee has historically maintained the same pay structure for both the CEO and Chairman positions as both officers currently share the responsibilities for the top executive officer of the Company.  This historical practice is expected to continue as long as Messrs. Chymiak maintain their current responsibilities.

The Compensation Committee is guided by the following key objectives in determining the compensation of our CEO, Chairman and other executive officers who are specifically named in the table below captioned “Summary Compensation Table” under the section captioned “Compensation of Directors and Executive Officers” (“NEOs”):

•	Competitive Pay

A goal of the Compensation Committee is maintaining total compensation on a basis consistent with similar companies that generate similar revenues and achieve similar EBIT margins, as well as other strategic and performance characteristics.   Compensation should reflect the competitive marketplace so that we can attract, retain and motivate high caliber executives.  In constructing the various elements of total compensation, we generally target base pay to be at or below the market median and incentive compensation to be at or above the market median.  These component objectives support our overall objective to establish a competitive executive compensation program.

•	Accountability for Business Performance

Compensation should be largely tied to our overall financial and operating performance, so that executives are held accountable through their compensation for achievement of our financial and operating results.

•	Accountability for Individual Performance

Compensation should also be tied to the individual’s performance to encourage and reflect individual contributions to our performance.

•	Compensation Program Design

Our executive compensation program should be designed to clearly and fairly relate pay to performance, with the objective of creating long term shareholder value.  Our executive compensation program should also be designed to match pay practices with corporate goals.  Each year, we approve an incentive compensation plan.  At the end of the year, the Compensation Committee conducts a retrospective review of compensation related actions to determine if objectives have been met.

•	Role of Executive Officers in Compensation Decisions

The Compensation Committee is responsible for evaluating the overall performance of the CEO and Chairman on an annual basis and makes salary and incentive changes based on the results of the evaluations performed.  The CEO and Chairman do not participate in this evaluation process but have, in the past, declined or accepted on a reduced basis, certain Compensation Committee recommended pay increases to their salaries.

The CEO and Chairman are responsible for making recommendations to the Committee for the base salaries and incentives of other NEOs.  The Compensation Committee reviews and approves or rejects these recommendations, on a majority vote basis, without the votes of the CEO and Chairman.  In the event that a recommendation is not approved by a majority of the Committee, the CEO and Chairman reevaluate, amend and resubmit their recommendation.

Elements of Compensation

Our executive compensation program has four elements:  base salary, non-equity incentive compensation, equity incentive compensation and perquisites.  Generally, we target compensation for our NEOs at levels competitive with market median practice.  In addition, NEOs holding higher offices have the potential to receive a greater percentage of their total compensation in the form of non-equity incentive compensation.

From time to time, we issue equity incentive compensation as inducement to attract and retain key NEOs.  When we award equity incentive compensation, there is typically a vesting period in which the incentive award is earned.  In addition, certain NEOs are members of the Board of Directors and receive equity incentive awards, at levels similar to other non-employee Directors, as compensation for their services as Director.  These equity incentive compensation awards are vested when issued.

•	Base Salary

We provide NEOs, officers and other employees with a base salary to compensate for services rendered during the fiscal year.

•	Non-Equity Incentive Compensation

Our Senior Management – Incentive Compensation Plan is designed to provide performance based compensation awards to executives for achievement of our financial objectives.

•	Equity Incentive Compensation

Equity incentive compensation is awarded on a case by case basis based on the recommendation of the CEO and approval by the Committee.  In addition, equity incentive compensation is earned by certain NEOs for service on the Board of Directors.

•	Other Compensation

We provide our NEOs (and certain other management employees) with limited perquisites and other personal benefits that we believe are generally reasonable and consistent with industry practice.  In addition, our NEOs participate in the Company’s qualified 401(k) plan along with our other non-NEO employees.  After one year of service, employees receive a dollar-for-dollar company matching contribution up to 5% of eligible compensation.

•	Other Benefit Plans

The NEOs also are eligible to participate in the employee benefit plans and programs generally available to other employees, including coverage under ADDvantage’s medical, dental, life and disability insurance plans.  Again, such plans are consistent with our compensation objectives, particularly our ability to recruit and retain employees.  The costs associated with these plans are not included as compensation in our Compensation Summary Table.

Determination of Amount of Each Element of Compensation

•	Benchmarking

We believe that we compete for executive talent against a broad array of companies, not limited to our direct business competitors.  We also believe that the levels we pay our NEOs should reflect the size and scope of our operations.  Accordingly, we attempt to provide our NEOs with compensation that is competitive with the pay levels for comparable positions at companies of similar revenues size.  The Compensation Committee engages Villareal and Associates, a local executive recruiting and consulting firm, to identify the salaries of similar officers at other companies in the local marketplace of similar revenue and employee size.  The Committee also obtains benchmarking compensation information from generally available databases, primarily accessible through the internet.  The Compensation Committee evaluates and compares this information, along with other relevant facts and circumstances including but not limited to internal equity, individual performance and individual job responsibilities, when making compensation decisions as discussed below.

•	Base Salary

Although compared annually to available salary data and surveys, the base salaries established in 2008 for the CEO and Chairman were increased with a cost of living adjustment based upon the Consumer Price Index as published by the Bureau of Labor statistics.  This procedure was deemed to be reasonable in the market for executive management talent (as previously discussed) that is not dynamically changing.

•	Non-Equity Incentive Compensation

Under our Senior Management Incentive Compensation Plan, once the Company exceeds a targeted sales threshold, NEOs are awarded non-equity incentive compensation based on comparison of our earnings before interest and taxes (EBIT) as a percentage of a set target EBIT.  Under this plan, cash incentives could be earned to a maximum of 55% of the CEO's and Chairman’s base salaries.

% Target	CEO & CHAIRMAN INCENTIVE AWARD (% of Base Salary)

80%	15%
90%	20%
100%	25%
110%	30%
120%	35%
130%	40%
140%	45%
150%	50%
160+%	55%

•	Equity Compensation

Our Chairman and Chief Executive Officer received restricted stock during the second quarter of the fiscal year for their services as members of the Board of Directors, at levels consistent with non-employee directors.  Under SEC Rules, we are required to report in the Summary Compensation Table the fair value of the restricted stock awards issued to each of our NEOs.  The fair values are calculated in accordance with Financial Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (FAS 123R).

•	Other Compensation

For the fiscal year 2008, the perquisites and personal benefits awarded to NEOs were limited to an automobile allowance and the matching contributions to the Company’s qualified 401(k) plan.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management and, based on that review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Thomas J. Franz	James C. McGill	Stephen J. Tyde

Compensation Committee Interlocks and Insider Participation

During 2008, the Compensation Committee was comprised of Thomas J. Franz, James C. McGill and Stephen J. Tyde, all of whom are non-employee directors.  During 2008, none of our executive officers served on the board of directors or on the compensation committee of any other entity who had an executive officer that served either on our Board of Directors or on its Compensation Committee.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The functions and members of the Corporate Governance and Nominating Committee are set forth below.  The members of the Corporate Governance and Nominating Committee are Tomas J. Franz (Chairman) Paul F. Largess and James C. McGill.  The Committee did not meet during fiscal 2008, but instead conducted its business through a unanimous written consent to action.

Functions

•	Provides oversight of the governance of the Board of Directors

•	Makes recommendations to the Board as a whole concerning board size, composition and compensation

•	Identifies individuals qualified to become Board members

•	Selects or recommends that the Board select the director nominees to stand for election at the annual meeting of shareholders

•	Recommends to the Board nominees for the positions of Chairman of the Board, chairmen of the various committees of the Board, and members of the various committees of the Board

•	Reviews, monitors and approves compliance with our Code of Business Conduct and Ethics

•	Considers, reviews and approves potential conflict of interests involving Board members or corporate officers

•	Performs other functions listed in the Charter of the Corporate Governance and Nominating Committee, a current copy which may be found on our website at www.addvantagetech.com.

The Corporate Governance and Nominating Committee is comprised of three directors who are not officers.  Under currently applicable rules, each member is an “independent director” as defined under the NASDAQ rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

The Corporate Governance and Nominating Committee’s criteria and process for identifying and evaluating the candidates that it selects, or recommends to the full Board for selection, as director nominees, are: (i) regular review of composition and size of the board; (ii) review of qualifications of candidates properly recommended or nominated by any qualifying shareholder; (iii) evaluation of the performance of the Board and qualification of members of the Board eligible for re-election: and (iv) consideration of the suitability of each candidate, including current members of the Board, in light of the size and composition of the Board.  After such review and consideration, the Corporate Governance and Nominating Committee will recommend, based solely on the vote of the independent committee members, a slate of director nominees.

While the Corporate Governance and Nominating Committee has not established specific minimum requirements for director candidates, other than they be at least 21 years of age, the Committee believes that candidates and nominees must reflect a board that is comprised of directors who: (i) are predominantly independent; (ii) are of high integrity; (iii) have qualifications that will increase overall board effectiveness; and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

The Corporate Governance and Nominating Committee has adopted a policy with regard to the consideration of director candidates recommended by shareholders.  The Corporate Governance and Nominating Committee will consider director candidates recommended by any shareholder holding 10,000 shares of our common stock for at least 12 months prior to the date of submission of the recommendation or nomination.  Additionally, a recommending shareholder shall submit a written statement in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, judgment, age, independence, expertise, corporate experience, length of service, other commitments and the like, personal references, and a written indication by the candidate of his/her willingness to serve, if elected, and evidence of the recommending person’s ownership of our stock sufficient to meet the stock ownership requirements described above.

Board Meetings

Our Board held six meetings during fiscal 2008.  Each director attended at least 75% of all meetings of the Board and the committees on which he served.

Shareholder Communication with the Board of Directors and Committees

Communication with the Board of Directors or any of the Committees should be directed to the attention of Stephen J. Tyde.  Written correspondence to Mr. Tyde may be delivered to our executive offices, 1221 East Houston, Broken Arrow, Oklahoma, 74012.  All security holder communications directed to Mr. Tyde will be promptly forwarded to him.  All Board members are encouraged, but not required, to attend our annual meeting.  Last year, all of our Board members attended our annual meeting.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics which is applicable to all of our directors, officers and employees. A copy of our Code of Business Conduct and Ethics is posted on our website at www.addvantagetech.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2008, we leased three separate properties in Broken Arrow, Oklahoma from two companies owned by David E. Chymiak and Kenneth A. Chymiak equally.  The combined lease payments made during fiscal 2008 on these properties totaled $230,223.  In November 2006, we purchased a facility, which was leased prior to the purchase, from David E. Chymiak and Kenneth A. Chymiak for $3.25 million to use as our headquarters and the office and warehouse of our subsidiary, Tulsat Corporation, and have now vacated and consolidated the other three leased warehouses into the purchased facility.  As of September 30, 2008, all of the leases have expired on these properties, but we currently continue to lease one of the properties as an overflow warehouse on a month-to-month basis for $15,000 per month.

On November 27, 2007, we redeemed all of the issued and outstanding shares of the Company’s Series B 7% Cumulative Preferred Stock (Series B Stock).   All of these shares of preferred stock were beneficially held 50% by David E. Chymiak and 50% by Kenneth A. Chymiak.  We financed the $12.0 million redemption price of the outstanding Series B Stock through an increase in our revolving and term loan credit facility with our primary financial lender, Bank of Oklahoma.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC and to furnish us with a copy of each of these reports.  SEC regulations impose specific due dates for these reports and we are required to disclose in this proxy statement any failure to file by these dates during fiscal 2008.

Based solely on the review of the copies of these reports furnished to us and written representations that no other reports were required, during and with respect to the fiscal year ended September 30, 2008, we believe that these persons have complied with all applicable filing requirements.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

We paid our non-employee directors $500 per quarter and $500 for each board meeting and $250 for each committee meeting or telephonic board or committee meeting the director attended.  The chairman of the Audit Committee receives an additional $250 per quarter.  In addition, all directors are eligible to receive awards of restricted shares or options to purchase shares of our common stock each year after the annual shareholders meeting.  These annual rewards have ranged between 1,000 and 5,000 shares.  We reimburse all directors for out-of-pocket expenses incurred by them in connection with their service on our Board and any Board committee.  The following table reflects the total compensation earned by each director during the fiscal year:

Fiscal 2008 Director Compensation

Name	Fees earned or Paid in Cash	Restricted Stock Awards (5)	Stock Option Awards	Total Compensation

Thomas J. Franz (1) (2) (3)	$6,750	$10,000	$0	$16,750
Paul F. Largess (1) (2)	$7,500	$10,000	$0	$17,500
Henry F. McCabe (4)	$6,000	$0	$0	$6,000
James C. McGill (1) (2) (3)	$6,500	$10,000	$0	$16,500
Stephen J. Tyde (1) (3) (6)	$4,750	$10,000	$0	$14,750

(1) Member of the Audit Committee.
(2) Member of the Corporate Governance and Nominating Committee.
(3) Member of the Compensation Committee.
(4) Resigned from the Board effective March 2008.
(5) The amounts shown represent the total fair value of the stock award of 2,337 shares on the date of grant.  The fair value of the stock award is being amortized over the 12-month holding period to compensation expense in the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2008 in accordance  with Statement of Financial Accounting Standards No. 123R, Share Based Payment , for stock awards.  The fair value of the stock award was based on the closing price of the stock on the date of grant.
(6) Mr. Tyde has 16,000 stock options which are fully exercisable.

SUMMARY COMPENSATION TABLE

The following table reflects the compensation of the executive officers of the Company for the fiscal year ended September 30, 2008.

Name and Principal Position		Year	Salary (1)	Restricted Stock Award (2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total Compensation

Kenneth A. Chymiak	President and Chief Executive Officer	2008 2007	$262,652 $253,462	$10,000 $ -	$ - $8,010	$ - $138,006	$15,423 $14,831	$288,075 $414,309

David E. Chymiak	Chairman of the Board	2008 2007	$262,652 $253,462	$10,000 $ -	$ - $8,010	$ - $138,006	$15,423 $14,831	$288,075 $414,309

Daniel E. O’Keefe	Vice President, Chief Operating Officer & Secretary	2008 2007	$151,658 $136,462	$10,000 $ -	$10,900 $20,264	$ - $38,948	$13,105 $7,173	$185,663 $202,847

Scott A. Francis	Vice President, Chief Financial Officer	2008 2007	$2,308 $ -	$ - $ -	$10,580 $ -	$ - $ -	$ - $ -	$12,888 $ -

(1)	The salary of Mr. Francis is from his date of hire of September 15, 2008.

(2)
The amounts shown represent the total fair value of the stock award of 2,337 shares on the date of grant to directors.  The fair value of the stock award is being amortized over the 12-month holding period to compensation expense in the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2008 in accordance  with Statement of Financial Accounting Standards No. 123R, Share Based Payment (“SFAS 123R”), for stock awards.  The fair value of the stock award was based on the closing price of the stock on the date of grant.

(3)
The amounts shown represent expenses recognized in the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2008 in accordance with SFAS 123R, for stock option awards.  There were no forfeitures of stock option awards in fiscal 2008. All assumptions utilized to calculate the expense amounts shown above are set forth in Note 8 of the Notes to Consolidated Statements for the year ended September 30, 2008.

(4)
No amounts were earned under the Senior Management Incentive Compensation Plan for fiscal 2008 performance as the Company did not meet the threshold performance target.  This plan, which is further detailed in the Fiscal 2008 Grants of Plan-Based Awards table below, provides annual cash payments to Senior Management based first on exceeding certain sales growth threshold requirements and then allows management to earn a graduated scale of incentive compensation based on the incremental EBIT earned on sales above the established sales growth threshold amount.

(5)	Represents amounts paid by the Company on behalf of NEO for matching contributions to the Company’s qualified 401(K) plan plus an auto allowance received during the year.

Fiscal 2008 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Principal Position	Grant Date	Threshold	Target (1)	Maximum

Kenneth A. Chymiak	President and Chief Executive Officer	03/6/2008	$-	$66,950	$147,290
David E. Chymiak	Chairman	03/6/2008	$-	$66,950	$147,290
Daniel E. O’Keefe	Vice President, Chief Operating Officer	03/6/2008	$-	$30,080	$66,080

(1)
The Target amount represents the median payout on the graduated scale of our Senior Management Incentive Compensation Plan.  The non-equity incentive that can be earned by the CEO and Chairman begins at 0% of base salary for reaching the threshold, the median target incentive level is 25% of base salary, and the maximum amount that can be earned under the plan for the CEO and Chairman is 55% of base salary.

Outstanding Equity Awards at Fiscal Year End

Named Executive Officer	Number of Securities Underlying Options which are Exercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration Date
Kenneth A. Chymiak	1,000				$3.125	4/4/2010
	1,000				$1.50	3/6/2011
	1,000				$0.81	3/1/2012
	1,000				$1.65	3/1/2013
	1,000				$4.40	3/4/2014
	5,000				$4.62	3/7/2015
	5,000				$5.78	3/6/2016
	5,000				$3.45	3/6/2017
David E. Chymiak	1,000				$3.125	4/4/2010
	1,000				$1.50	3/6/2011
	1,000				$0.81	3/1/2012
	1,000				$1.65	3/1/2013
	1,000				$4.40	3/4/2014
	5,000				$4.62	3/7/2015
	5,000				$5.78	3/6/2016
	5,000				$3.45	3/6/2017
Daniel E. O'Keefe	7,500	(1)	2,500	(2)	$5.78	3/6/2016
	5,000				$3.45	3/6/2017
	-		10,000	(3)	$3.00	8/12/2018
Scott A. Francis	-		10,000	(3)	$3.01	9/16/2018

(1)	Includes 2,500 Options that become exercisable on March 6, 2009.

(2)	Options vest over 1 year.

(3)	Options vest over 4 years in equal increments of 2,500 shares per year.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT AUDITORS

Hogan & Slovacek, P.C., the firm that has served as our independent registered public accounting firm, announced that it is combining with the firm of Tullius Taylor Sartain & Sartain LLP, on January 7, 2009.  As a result, Hogan & Slovacek has resigned as our accounting firm as of January 7, 2009, and our audit committee engaged the successor firm, which is named HoganTaylor LLP, on January 7, 2009, to serve as the principal accountant to audit our financial statements for the current fiscal year.  The respective employees, partners and shareholders of the merged firms have become employees and partners of HoganTaylor which will continue the practices of each of the merged firms.  Hogan & Slovacek will remain in existence solely for the purpose of winding up its affairs but will not engage in any public accounting practice.

While HoganTaylor is technically a new firm, because it is a successor firm to our prior accountants, we do not consider this a substantive change of accounting firms.  Also, as this is a newly created firm, there have been no pre-engagement consultations or contacts with HoganTaylor.
The reports of Hogan & Slovacek regarding our financial statements for the fiscal years ended September 30, 2007 and 2008 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the years ended September 30, 2007 and 2008, and during the period from October 1, 2008 through January 7, 2009, the date of resignation, there were no disagreements with Hogan & Slovacek on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Hogan & Slovacek would have caused it to make reference to such disagreement in connection with its report.

We provided Hogan & Slovacek with a copy of this Current Report on Form 8-K/A prior to its filing with the Securities and Exchange Commission and requested that Hogan & Slovacek furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree.  A copy of the letter, dated January 14, 2009, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K/A.

Representatives from HoganTaylor will attend the Annual Meeting to answer appropriate questions and make statements if they desire.

The Board of Directors recommends a vote FOR the ratification of the appointment of HoganTaylor.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Hogan & Slovacek served as our independent auditor since it was engaged by our Audit Committee on January 26, 2006 and audited our financial statements for the fiscal years ended September 30, 2008 and 2007.  Our Audit Committee considered whether the provisions for the tax services and other services by Hogan & Slovacek were compatible with maintaining their independence and determined that they were.

Fees Incurred by the Company for services performed by audit firms

The following table shows the fees for professional services provided by Hogan & Slovacek for the audits of our annual financial statements for the years ended September 30, 2008 and 2007 and fees billed for other services during those periods.

	2008	2007
Audit Fees(1)	$98,820	$80,000
Audit-Related Fees(2)	610	1,045
Tax Fees(3)	29,259	22,805
All Other Fees(4)	7,500	10,426
Total	$136,189	$114,276

Notes to Table:

1)
Audit fees represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements and audit services provided in connection with the issuance of comfort letters, consents, and assistance with review of documents filed with the SEC.

2)	Audit related fees for reimbursements of travel and other costs associated with audit services
3)	Tax Fees are for annual tax return preparation and research of tax related matters
4)	Other fees represent the annual audit of the Company’s Defined Contribution Plan and a Form S-3 filing during fiscal 2007.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. During the year the Audit Committee approved all of the services performed by the independent accounting firms.  The fees billed for these services approximated 100% of the pre-approved amounts.

Before engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of the following four categories of services to the Audit Committee for approval:

1.
Audit services include audit work performed on the financial statements, internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4.
Other Fees are those associated with services not captured in the other categories.  We generally don’t request such services from the independent registered public accounting firm other than the annual audit of our Defined Contribution Plan.

Before engagement, the Audit Committee pre-approves the independent registered public accounting firm’s services within each category.  During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

If you want to include a shareholder proposal in the proxy statement for the 2010 annual meeting, it must be delivered to our executive offices, 1221 East Houston, Broken Arrow, Oklahoma, 74012, on or before October 5, 2009.  In addition, if you wish to present a proposal at the 2010 annual meeting that will not be included in our proxy statement and you fail to notify us by December 19, 2009, then the proxies solicited by our Board for the 2010 annual meeting will include discretionary authority to vote on your proposal in the event that it is properly brought before the meeting.

OTHER MATTERS

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposal discussed above.  If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholders see fit.

Only one annual report and proxy statement are being delivered to multiple shareholders who share one address, unless we have received instructions to the contrary.  We will provide a separate copy of the annual report and proxy statement to a shareholder at a shared address to which single copies were delivered upon request sent in writing to ADDvantage Technologies Group, Inc., c/o Shareholder Relations, 1221 East Houston, Broken Arrow, Oklahoma, 74012, or by calling (918) 251-9121.  If you wish to receive a separate annual report and proxy statement in the future, or if you currently receive multiple copies of the annual report and proxy statement and wish to request delivery of only single copies, you may notify us at the same address or phone number.

You can obtain a copy of our Annual Report on Form 10-K for the year ended September 30, 2008 at no charge by sending your request in writing to ADDvantage Technologies Group, Inc., c/o Scott A. Francis, Vice President, Chief Financial Officer, 1221 East Houston, Broken Arrow, Oklahoma, 74012.   This document and other information may also be accessed from our website at www.addvantagetech.com.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on March 5, 2009

Our proxy statement, our form of proxy and our annual report are available at http://materials.proxyvote.com/006743.

PROXY
ADDVANTAGE TECHNOLOGIES GROUP, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Kenneth A. Chymiak, and David E. Chymiak, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of ADDvantage Technologies Group, Inc. (the “Company”) held of record by the undersigned on January 15, 2009 at the Annual Meeting of Shareholders of the Company to be held on March 5, 2009, and at any and all adjournments or postponements thereof.

1.     Election of directors.

☐	FOR all nominees listed below (except as indicated to the contrary below and subject to the discretion of the proxies as provided herein).

Kenneth A. Chymiak     David E. Chymiak        Thomas J. Franz       Paul F. Largess       James C. McGill

Daniel E. O’Keefe     Stephen J. Tyde

☐	WITHHOLD AUTHORITY to vote for all the nominees above.
         Instructions:  To withhold authority for any individual nominee or nominees, write their name(s) here:

2.     Proposal to ratify the appointment of HoganTaylor as our independent auditors.

☐ FOR                                         ☐ AGAINST                                                  ☐ ABSTAIN

3.     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted at the Annual Meeting or any adjournments or postponements thereof as directed herein by the undersigned shareholder.  If no specifications are made, this Proxy will be voted For Proposals 1 and 2.  This Proxy is revocable at any time before it is exercised.

IMPORTANT:  Please date this and sign this Proxy exactly as name appears to the left.  If shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give title as such.   If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

                                                                                        Dated:                                                           , 2009

                                                                                        Signature(s) _________________________

                                                                                        Signature (s) _________________________

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.